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                                                                    EXHIBIT 21.1




                              LIST OF SUBSIDIARIES



Name                                                           Jurisdiction
----                                                           ------------
Lawson Software Benelux, B.V.                                  The Netherlands

Lawson Software France SARL                                    France

Lawson Software GmbH                                           Germany

Lawson Software Africa (Proprietary) Limited                   South Africa